       As filed with the Securities and Exchange Commission on May 5, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                                 EXTENSITY, INC.
             (Exact name of Registrant as specified in its charter)

              Delaware                                         68-0368868
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                        Identification Number)

                          2200 Powell Street, Suite 400
                              Emeryville, CA 94608
                                 (510) 594-5700
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                             1996 Stock Option Plan
                        Employee Stock Purchase Plan 2000
                            (Full title of the plans)


                                ROBERT A. SPINNER
                      President and Chief Executive Officer
                                 EXTENSITY, INC.
                          2200 Powell Street, Suite 400
                              Emeryville, CA 94608
                                 (510) 594-5700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             HOWARD S. ZEPRUN, ESQ.
                               CAINE T. MOSS, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE
=================================================================================================
       TITLE OF EACH CLASS OF             AMOUNT       PROPOSED      PROPOSED        AMOUNT OF
    SECURITIES TO BE REGISTERED            TO BE        MAXIMUM       MAXIMUM      REGISTRATION
                                        REGISTERED     OFFERING      AGGREGATE          FEE
                                         (SHARES)        PRICE    OFFERING PRICE
                                                       PER SHARE
-------------------------------------------------------------------------------------------------
1996 Stock Option Plan
Common Stock, $0.001 par value
(shares issuable under)(1)........       3,456,642       $4.022   $13,902,661.00      $3,670.30
-------------------------------------------------------------------------------------------------
1996 Stock Option Plan
Common Stock, $0.001 par value
(shares available for future grant)
(2)...............................         929,900      $12.126   $11,275,967.40      $2,976.86
-------------------------------------------------------------------------------------------------
TOTAL 1996 STOCK OPTION PLAN SHARES
REGISTERED                               4,386,542                $25,178,628.40
-------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan
Common Stock, $0.001 par value(3)          500,000       $10.31    $5,153,550.00      $1,360.54
-------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                               $8,007.70
=================================================================================================

                                ---------------

================================================================================

(1) The computation is based upon the weighted average exercise price per share of $4.022 as to 3,456,642 outstanding but unexercised options to purchase Common Stock under the 1996 Stock Option Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to the remaining 929,900 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 28, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 28, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

               (a) The Company's Registration Statement on Form S-1 (File No. 333-90979) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

               (b) The description of the Registrant's Common Stock to be offered hereby which is contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the "Exchange Act") on January 14, 2000, and any further amendment or report filed hereafter for the purpose of updating any such description.

               (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of shares of Common Stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Howard S. Zeprun, a member of WSGR, is the Secretary of the Registrant. As of the date of this Registration statement, certain members of Wilson Sonsini Goodrich & Rosati, and investment partnerships in which such persons are partners, beneficially own an aggregate of 49,603 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain conditions for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Exhibit Number
        --------------
               4.1*   Amended and Restated Certificate of Incorporation of
                      Registrant

               4.2*   Bylaws of Registrant

               4.3*   1996 Stock Option Plan, as amended

               4.4*   Employee Stock Purchase Plan 2000

               5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered (Counsel to the Corporation)

              23.1    Consent of PricewaterhouseCoopers LLP (Independent
                      Auditors)

              23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                      (included in Exhibit 5.1)

              24.1    Power of Attorney (see page II-3)

        * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-90979), as amended, declared effective by the Securities and Exchange Commission on January 26, 2000.


ITEM 9. UNDERTAKINGS.


        A.     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Extensity, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 5, 2000.

                                 EXTENSITY, INC.



                                 By:           /s/ Robert A. Spinner
                                        ----------------------------------------
                                        Robert A. Spinner,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Spinner and Kenneth R. Hahn, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on May 5, 2000 by the following persons in the capacities indicated.


                                 EXTENSITY, INC.



                                 By:           /s/ Robert A. Spinner
                                        ----------------------------------------
                                        Robert A. Spinner,
                                        President and Chief Executive Officer


               SIGNATURE                                TITLE                          DATE
------------------------------------      ---------------------------------        -----------
                                            President and Chief Executive          May 5, 2000
       /s/ Robert A. Spinner               Officer and Director (Principal
------------------------------------             Executive Officer)
Robert A. Spinner


       /s/ Kenneth R. Hahn               Chief Financial Officer (Principal        May 5, 2000
------------------------------------      Financial and Accounting Officer)
Kenneth R. Hahn


       /s/ Sharam I. Sasson              Chairman of the Board of Directors        May 5, 2000
------------------------------------                 and Founder
Sharam I. Sasson


       /s/ John R. Hummer                             Director                     May 5, 2000
------------------------------------
John R. Hummer


       /s/ Mitchell E. Kertzman                       Director                     May 5, 2000
------------------------------------
Mitchell E. Kertzman


------------------------------------                  Director
Ted E. Schlein



------------------------------------                  Director
Christopher D. Brennan



      /s/ Maynard G. Webb                             Director                     May 5, 2000
------------------------------------
Maynard G. Webb

                               INDEX TO EXHIBITS

   Exhibit Number      Description
   --------------      -----------
          4.1*         Amended and Restated Certificate of Incorporation of
                       Registrant

          4.2*         Bylaws of Registrant

          4.3*         1996 Stock Option Plan, as amended

          4.4*         Employee Stock Purchase Plan 2000

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered (Counsel to the Corporation)

         23.1          Consent of PricewaterhouseCoopers LLP (Independent
                       Auditors)

         23.3          Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                       (included in Exhibit 5.1)

         24.2          Power of Attorney (see page 5)

-------------
   * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-90979), as amended, declared effective by the Securities and Exchange Commission on January 26, 2000.